Exhibit 99.1

675 Bering Drive, Suite 400

Houston, Texas  77057

713-830-9600

Fax: 713-830-9696

CONTACT:	William George
Chief Financial Officer
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA ANNOUNCES ACQUISITION

- Announces Closing of Walker Engineering Acquisition -

Houston, TX – April 1, 2019 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that it has closed its previously announced transaction to acquire Walker TX Holding Company, LLC and its related subsidiaries (“Walker”) headquartered in Irving, Texas.

Walker provides commercial electrical, network, end-user, industrial and related services in Texas. Walker has offices and operations in the Dallas/Fort Worth area, Houston, San Antonio and Austin and has helped to build many of the largest and most complex projects in the State of Texas.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, commented, “We are extremely happy to announce the closing of the Walker acquisition, extending our family of companies and lines of business in the State of Texas. Walker has an exceptional reputation as a premier electrical contractor, providing outstanding outcomes for its customers in the mission critical, hospitality, healthcare and industrial markets. We look forward to our strong partnership and future prospects together.”

As previously disclosed, initially Walker is expected to contribute annualized revenue of approximately $325 million to $375 million, and earnings before interest, taxes, depreciation and amortization of $20 million to $25 million. In light of the required amortization expense related to intangibles and other costs associated with the transaction, the acquisition is expected to make a neutral to slightly accretive contribution to earnings per share during the first 18 to 24 months after the acquisition.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 132 locations in 115 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.